NUMBER

SHARES

KANDI TECHNOLOGIES GROUP, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

AUTHORIZED: 100,000,000 COMMON SHARES,
$0.001 PAR VALUE PER SHARE

CUSIP 483709 10 1

SEE REVERSE FOR
CERTAIN DEFINITIONS

This Certifies That SAMPLE

is the owner of

Fully Paid and Non-Assessable Common Stock, $0.001 Par Value of

KANDI TECHNOLOGIES GROUP, INC.

transferable on the books of this Corporation in person or by attorney upon surrender of this Certificate duly endorsed or assigned. This Certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificates of Incorporation and the Bylaws of the Corporation, as now or hereafter amended. This Certificate is not valid until countersigned by the Transfer Agent.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.

Dated:

CHIEF EXECUTIVE OFFICER

KANDI TECHNOLOGIES GROUP, INC.
CORPORATE
SEAL
DELAWARE

861

Countersigned:
CORPORATE STOCK TRANSFER, INC.
3200 Cherry Creek South Drive, Suite 430
Denver, CO 80209

By ______________________
Transfer Agent and Registrar Authorized Officer